SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012 (April 12, 2012)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

222 Robert Rose Drive Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.   Other Events.

On April 12, 2012, National Health Investors (NHI) announced it has entered into a $15 million loan commitment to Capital Funding Group (CFG), headquartered in Baltimore, Maryland.  A total of $5 million was funded at closing.  The funds are being used by CFG for mezzanine financing for its bridge-to-HUD lending program to third party borrowers.  Advances in excess of the original $5 million funded by NHI at closing are available to CFG on a revolving basis. Interest on all advances is due monthly at an annual rate of 13.5% plus an unused facility fee at an annual rate of .5%.  The loan commitment is for a period of 3 years.  This loan commitment replaces an existing credit facility that existed between NHI and CFG which allowed for advances on a revolving basis up to $10 million, but for which no amounts were outstanding at the date of the new loan commitment.  A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99	Press release, dated April 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:        /s/ Roger Hopkins

Name:   Roger Hopkins

Title:     Principal Accounting Officer

Date:

April 12, 2012